UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008

HAMPSHIRE GROUP, LIMITED
 (Exact name of registrant as specified in its charter)

Delaware	000-20201	06-0967107
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

114 W. 41st Street, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 840-5666

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

On August 13, 2008, the Board of Directors of Hampshire Group, Limited (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.10 per share (the “Common Shares”), of the Company. The dividend is payable on August 25, 2008 (the “Record Date”) to stockholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.10 per share (the “Preferred Shares”), of the Company at a price of $33.00 per one-thousandth of a Preferred Share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) dated as of August 13, 2008, between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”).

Distribution Date; Exercisability

Initially, the Rights will be attached to all Common Share certificates and no separate Rights certificates will be issued. Separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the earlier to occur of (i) the tenth day following the public announcement or the Company’s receipt of notice that a person or group of affiliated or associated persons (except for stockholders that, together with their affiliates and associates, already have beneficial ownership (which is defined broadly to include, among other things, voting rights and certain derivatives and equity swaps) of more than 15% of the outstanding Common Shares, provided, among other limitations, that such stockholders do not become the beneficial owners of more than 20% of the outstanding Common Shares) has acquired beneficial ownership of 15% or more of the outstanding Common Shares (an “Acquiring Person”) or (ii) the tenth business day (or such later day as the Board of Directors of the Company may determine prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% (or such other percentage as would otherwise result in such person or group becoming an Acquiring Person) or more of the outstanding Common Shares (the earlier of such dates being the “Distribution Date”).

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

The Rights are not exercisable until the Distribution Date. Following the Distribution Date, holders of the Rights will be entitled to receive, upon exercise and the payment of $33.00 per Right, one one-thousandth of a Preferred Share. The Rights will expire on August 23, 2013 (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

Flip-In

If a person or group becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions), each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which will be null and void) will, after the Distribution Date, have the right to receive, upon exercise, a number of Common Shares having a then-current value equal to two times the exercise price of the Right.

In the event that the Company does not have a sufficient number of Common Shares available, or if the Board so elects, the Company may, among other things, substitute cash, assets or other securities for the Common Shares into which the Rights would have otherwise been exercisable.

Flip-Over

In the event that, following the Distribution Date, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which will be null and void) which has not theretofore been exercised will thereafter have the right to receive, upon exercise, a number of shares of Common Stock of the acquiring company having a then-current value equal to two times the exercise price of the Right.

Exchange

At any time after any person or group becomes an Acquiring Person and until such time as any person, together with all of such person’s affiliates and associates, becomes the beneficial owner of 50% or more of the then outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

Redemption

At any time prior to an Acquiring Person becoming such, the Board of Directors of the Company may redeem the Rights, in whole but not in part, at a price of $0.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Redemption Price will be adjusted to reflect any stock split, stock dividend or similar transaction.

Amendment of Rights Agreement

The provisions of the Rights Agreement may be supplemented or amended by the Board of Directors in any manner prior to the Distribution Date without the approval of Rights holders. After the Distribution Date, the provisions of the Rights Agreement may be supplemented or amended by the Board to make changes which do not adversely affect the interests of Rights holders (other than an Acquiring Person). In addition, until any person becomes an Acquiring Person, the Company may amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to not less than 10% of the outstanding Common Shares, provided, however, that no person or group will become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns.

Adjustments to Prevent Dilution

The Purchase Price payable, the number of Rights and the number of Preferred Shares, Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution as set forth in the Rights Agreement.

Rights and Preferences of the Preferred Shares

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will entitle the holder to an aggregate dividend of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a preferential liquidation payment equal to the greater of $1,000 per share plus accrued but unpaid dividends and 1,000 times the aggregate per share amount to be distributed to the holders of Common Shares. Each Preferred Share will have 1,000 votes, voting together with the holders of Common Shares, except as required by law or any Certificate of Designation of Preferred Stock of the Company. In the event of any merger, consolidation or other transaction in which Common Shares are changed or exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the dividend, liquidation and voting rights of the Preferred Shares, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Certain Anti-Takeover Effects

The Rights approved by the Board are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquirer to take over the Company, in a manner or on terms not approved by the Board of Directors. The Rights will not prevent a takeover of the Company. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 15% (or such other percentage as would otherwise result in such person or group becoming an Acquiring Person) or more of the outstanding Common Shares.

Further Information

A copy of the Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 3.03.     Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Report is incorporated herein by reference.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Rights Agreement

In connection with the adoption of the Rights Agreement, on August 13, 2008, the Company filed a Certificate of Designation of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware. The terms of the Series A Junior Participating Preferred Stock are described in Item 1.01 of this Report. A copy of the Certificate of Designation of Series A Junior Participating Preferred Stock is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Bylaws

On August 13, 2008, the Board of Directors of the Company approved an amendment and restatement of the Company’s bylaws (the “Restated Bylaws”), effective as of the same date. The Restated Bylaws include amendments to Sections 1 and 7 of Article II and the addition of Sections 8(ii), 11 and 12 of Article II to the Company’s bylaws. The amended and new provisions contained in the Restated Bylaws provide, among other things, that:

(i)	In order for a stockholder to make a proposal or nomination at a meeting of the stockholders, the stockholder must provide notice to the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, subject to certain exceptions in the event that the date of the meeting is changed by more than thirty (30) days from such anniversary date, no annual meeting was held the prior year, or there is a special meeting of the stockholders.

(ii)	Any stockholder seeking to have the stockholders take corporate action by written consent must request that the Board of Directors fix a record date, in which case the Board of Directors must adopt a resolution fixing the record date within ten (10) days after the date on which such a request is received.

The foregoing summary description of the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.     Other Events.

On August 13, 2008, the Company issued a press release announcing the adoption of the Rights Agreement and the Restated Bylaws. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits. The following exhibits are filed herewith:

3.1     Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on August 13, 2008.

3.2     Amended and Restated Bylaws of Hampshire Group, Limited.

4.1     Rights Agreement, dated as of August 13, 2008, between Hampshire Group, Limited and Mellon Investor Services LLC, as Rights Agent.

99.1     Press Release, dated August 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ Heath L. Golden
Name: Heath L. Golden Title: Vice President, General Counsel and Secretary

Dated: August 15, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on August 13, 2008.

3.2	Amended and Restated Bylaws of Hampshire Group, Limited.

4.1	Rights Agreement, dated as of August 13, 2008, between Hampshire Group, Limited and Mellon Investor Services LLC, as Rights Agent.

99.1	Press Release, dated August 13, 2008.